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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 33-          ) and the related Prospectus
of UroHealth System, Inc. for the registration of 3,500,362 shares of its common stock and the incorporation by reference therein of our report dated December 6, 1994, with respect to the financial statements of Osbon Medical Systems, Ltd. for the year ended September 30, 1994, included in its Transition Report (Form 10-K) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.


                                                       [SIG]


Augusta, Georgia
June 11, 1996